UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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☐Preliminary Proxy Statement

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☐Definitive Proxy Statement

☒Definitive Additional Materials

☐Soliciting Material Pursuant to Section 240.14a-12

CYPRESS SEMICONDUCTOR CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CYPRESS SEMICONDUCTOR CORPORATION

SUPPLEMENTAL MATERIAL TO OUR PROXY STATEMENT

FOR OUR ANNUAL MEETING TO BE HELD ON FRIDAY, MAY 6, 2016

Explanatory Note

This Supplement dated May 2, 2016 amends and supplements the Proxy Statement of Cypress Semiconductor Corporation (“we”, “our” or the “Company”) dated March 24, 2016 (the “Proxy Statement”) describing the matters to be voted upon at the Company’s 2016 Annual Meeting of Stockholders (the “Annual Meeting”). This supplement (this “Supplement”) updates the Proxy Statement and should be read in conjunction with it.

This supplement does not change the proposals to be acted on at the Annual Meeting, or the recommendations of the Board of Directors of the Company (the “Board”) in relation thereto, which are described in the Proxy Statement. Except as specifically supplemented by the information contained in this Supplement, all information set forth in the Proxy Statement continues to apply and should be considered in voting your shares.

Resignation of Mr. T.J. Rodgers

On April 26, 2016, Mr. T.J. Rodgers, our President and Chief Executive Officer, notified our Board of Directors of his decision to resign as President and Chief Executive Officer, effective at the close of business on April 28, 2016. Mr. Rodgers will continue to provide services to us as a member of our Board, and will continue to be employed by us as Technical Advisor to work on select technological challenges and projects.

Mr. Rodgers has indicated that he will continue to stand for election at the Annual Meeting. Our Board has formed a CEO search committee, which will oversee and conduct the search for a President and Chief Executive Officer both internally and externally to succeed Mr. Rodgers. Upon appointment of a new President and Chief Executive Officer, Mr. Rodgers will resign as a member of the Board, which resignation shall be accepted or declined by the Board in its sole discretion. The Board continues to value Mr. Rodgers’ services and to recommend that Cypress stockholders vote for Mr. Rodgers and the other nominees as described in the Proxy Statement.

Important Information

The Company has filed a definitive Proxy Statement with the Securities and Exchange Commission (“SEC”) and has furnished to its stockholders a Proxy Statement in connection with the solicitation of proxies for the 2016 Annual Meeting of Stockholders. The Company advises its stockholders to read the Proxy Statement relating to the 2016 Annual Meeting, as amended and supplemented by this Supplement, because it contains important information. Stockholders may obtain a free copy of the Proxy Statement and other documents that the Company files with the SEC at the SEC’s website at www.sec.gov.